MIM to Acquire Vitality Pharmaceutical Services, Expand Presence
                          in Specialty Pharmaceuticals


     ELMSFORD, NY - January 10, 2002 - MIM Corporation (NASDAQ: MIMS) (CBOE:OQX), a pharmaceutical healthcare organization, today announced that it has entered into an agreement to acquire Vitality Pharmaceutical Services, a national specialty pharmaceutical provider based in Roslyn Heights, New York.

     Richard H. Friedman, Chairman and Chief Executive Officer commented that the acquisition is in line with MIM's strategy of purchasing accretive companies with successful, knowledgeable management teams committed to MIM's vision of growth as an integrated pharmaceutical healthcare organization, with particular focus on specialty pharmacy distribution.

     "Vitality will increase MIM's specialty prescription volume and market share, particularly in the New York tri-state and mid-Atlantic regions," continued Mr. Friedman. "We expect this acquisition to improve our buying power as well as to permit MIM BioScrip the opportunity to cross-sell its PBM, mail and specialty infusion therapies to Vitality's customer base."

     Vitality's estimated EBITDA for 2001 is approximately $9 million.

     MIM will acquire all of the stock of Vitality for $45 million, $35 million in cash and $10 million in MIM common stock (based on a trailing 20-day average), both to be paid at the closing. The MIM common stock to be issued to the Vitality stockholders will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The acquisition is expected to be immediately accretive. The transaction is subject to usual and customary conditions to closing, as well as MIM being satisfied with the results of its due diligence investigations.

     Barbara Kammerer, Vitality's President and founder, and Marc Wiener, Executive Vice President, a founder and its majority shareholder, will continue to run Vitality's day to day operations.

     Compass Partners International, L.L.C. acted as exclusive financial advisor to MIM Corporation on this transaction.

     Management will host a conference call today at 2:00 PM ET to discuss the acquisition. To participate, please dial (888) 423-3269 (domestic) or (651) 291-0618 (international) 5-10 minutes before the start of the call. A replay of the call will be available beginning the same day, at 4:30 PM ET and continuing through January 17, at 11:59 PM ET. The replay may be accessed at any time by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 623466. The conference call and replay will be webcast on MIM's website, www.mimcorporation.com, under the audio presentations section in investor information.


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MIM CORPORATION (WWW.MIMCORPORATION.COM) IS A PHARMACEUTICAL HEALTHCARE
ORGANIZATION DELIVERING INNOVATIVE PHARMACY BENEFIT AND HEALTHCARE SOLUTIONS THAT PROVIDE RESULTS BEYOND EXPECTATIONS. WE EXCEL BY HARNESSING OUR CLINICAL EXPERTISE, SOPHISTICATED DATA MANAGEMENT, AND THERAPEUTIC FULFILLMENT CAPABILITY, AND COMBINE IT WITH OUR DEDICATED, RESPONSIVE TEAM OF PROFESSIONALS THAT UNDERSTANDS OUR PARTNERS' NEEDS. THE RESULT IS COST-EFFECTIVE SOLUTIONS ENHANCING THE QUALITY OF PATIENT LIFE.


VITALITY PHARMACEUTICAL SERVICES IS A PROVIDER OF SPECIALTY PHARMACY SERVICES TO BOTH THE PATIENT AND PHYSICIAN MARKETPLACE INITIALLY STARTED IN THE METRO-NYC AND SURROUNDING AREAS. VITALITY HAS EXPANDED THOSE SERVICES ON A NATIONAL BASIS THROUGH RELATIONSHIPS WITH PHYSICIANS AND MANAGED CARE ENTITIES.

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contacts:

Barry A. Posner                                  Rachel Levine
Executive Vice President                         Investor Relations
MIM Corporation                                  The Anne McBride Co.
914-460-1638                                     212-983-1702
Email: investor_relations@mimcorporation.com     Email: rlevine@annemcbride.com